Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FTI CONSULTING, INC.

Offer To Exchange 7 3/4% Senior Notes Due 2016

Which Have Been Registered Under The Securities Act of 1933

For Any And All Outstanding

7 3/4% Senior Notes Due 2016

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Old Notes pursuant to the Exchange Offer described in the Prospectus dated                     , 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”) of FTI Consulting, Inc. (the “Company”), if certificates for the Old Notes are not immediately available, or time will not permit the Old Notes, the Letter of Transmittal and all other required documents to be delivered to Wilmington Trust Company (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on                     , 2007 or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust Company

By Certified or Registered Mail: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Alisha Clendanial	By Overnight Courier or Hand: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Alisha Clendanial	By Facsimile Transmission: (302) 636-4139 Attention: Exchanges Confirm by Telephone: (302) 636-6470 For Information Call: (302) 636-6470

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures”.

Principal Amount of Old Notes Tendered*: $

Certificate Nos. (if available):

Total Principal Amount Represented by Old Notes Certificate(s): $

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

*	Must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

PLEASE SIGN HERE

X

X Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Notes being tendered hereby in proper form for transfer or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility of The Depository Trust Company with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name: (Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE:   DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.